EXHIBIT 23 (2)

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this registration statement of our report dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of The Southland Corporation and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.





Dallas, Texas
December 17, 1997